Exhibit 1.2

Execution Version

IDAHO POWER COMPANY

First Mortgage Bonds,

Secured Medium-Term Notes, Series I

Due From Nine Months to Thirty Years

From Date of Issue

Selling Agency Agreement

New York, New York

February 23, 2011

BNY Mellon Capital Markets, LLC 32 Old Slip, 15th Floor New York, NY 10286	RBC Capital Markets, LLC (f/k/a RBC Capital Markets Corporation) Three World Financial Center 200 Vesey Street New York, NY 10281
J.P. Morgan Securities LLC 383 Madison Avenue New York, NY 10179	SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road, 11th Floor Atlanta, GA 30326
KeyBanc Capital Markets Inc. 127 Public Square Cleveland, OH 44114-1306	U.S. Bancorp Investments, Inc. 214 North Tryon Street, 26th Floor EX_NC-WSTC Charlotte, NC 28202
Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, NY 10036	Wells Fargo Securities, LLC 301 S. College Street Charlotte, NC 28288
Mitsubishi UFJ Securities (USA), Inc. 1633 Broadway, 29th Floor New York, NY 10019

Ladies and Gentlemen:

Reference is made to the Selling Agency Agreement, dated as of June 17, 2010 (the “Selling Agency Agreement”), between Idaho Power Company, an Idaho corporation (the “Company”) and you. Capitalized terms used, but not defined, herein shall have the meanings ascribed to them by the Selling Agency Agreement.

Each of the Company and you hereby agrees that:

(a) From and including the date of this letter agreement, each time the opinions of Dewey & LeBoeuf LLP are required to be furnished to each Agent pursuant to Section 4(j) of the Selling Agency Agreement, such opinions shall instead be delivered by Perkins Coie LLP, counsel for the Company, in substantially the form in Annex A to this letter agreement; and

(b) From and including the date of this letter agreement, each time delivery of opinions of Dewey & LeBoeuf LLP is a condition of a Purchaser’s obligations pursuant to Section 6(b) of the Selling Agency Agreement, such condition may be satisfied by delivery of opinions of Perkins Coie LLP, counsel for the Company, dated as of the Closing Date, in substantially the form in Annex A to this letter agreement.

Each of the Company and you hereby further acknowledges and agrees that due to the merger of Banc of America Securities LLC with and into Merrill Lynch, Pierce, Fenner & Smith Incorporated, both of which are parties to the Selling Agency Agreement, (i) references to “Banc of America Securities LLC” in the Selling Agency Agreement shall be deleted; and (ii) Banc of America Securities LLC’s address for notices set forth in Schedule I to the Selling Agency Agreement shall be deleted.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Except as expressly set forth herein, nothing in this letter agreement shall be construed to amend, modify or alter any term, condition, right or obligation set forth in the Selling Agency Agreement or in any way affect its enforceability.

The Selling Agency Agreement as amended by this letter agreement is in full force and effect and is hereby in all respects ratified and confirmed.  References in the Agreement to “this Agreement” and to words such as “herein”, “hereinafter”, “hereof”, “hereunder” and any words of similar import shall refer to the Selling Agency Agreement as amended by this letter agreement.

This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed copy of this letter agreement by one party to the other may be made by facsimile transmission.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter agreement and your acceptance shall represent a binding agreement between the Company and you.

Very truly yours,

Idaho Power Company

By /s/ Steven R. Keen__________________

Name: Steven R. Keen

Title: Vice President, Finance and

        Treasurer

Letter Agreement to

Selling Agency Agreement

Confirmed and accepted as of the

date first above written.

BNY MELLON CAPITAL MARKETS, LLC

By: /s/ Phil Benedict__________________

      Name: Phil Benedict

      Title: Vice President

J.P. MORGAN SECURITIES LLC

By: /s/ Robert Bottamedi ______________

      Name: Robert Bottamedi

      Title: Vice President

KEYBANC CAPITAL MARKETS INC.

By: /s/ Gary E. Andrews______________

      Name: Gary E. Andrews

      Title: Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: /s/ Karl F. Schlopy________________

      Name: Karl F. Schlopy

      Title: Managing Director

MITSUBISHI UFJ SECURITIES (USA), INC.

By: /s/ Brian Cogliandro_______________

      Name: Brian Cogliandro

      Title: Managing Director, Head of U.S. Syndicate

RBC CAPITAL MARKETS, LLC

By: /s/ John Sconzo___________________

      Name: John Sconzo

      Title: Managing Director

SUNTRUST ROBINSON HUMPHREY, INC.

By: /s/ Christopher S. Grumboski _______

      Name:  Christopher S. Grumboski

      Title: Director

U.S. BANCORP INVESTMENTS, INC.

By: /s/ Craig Anderson_______________

      Name: Craig Anderson

      Title: Deputy Head Syndicate

WELLS FARGO SECURITIES, LLC

By: /s/ Kristine Thomas_______________

      Name: Kristine Thomas

      Title: Vice President

Letter Agreement to

Selling Agency Agreement

Annex A

EXHIBIT D-1

[●], 201[●]

The Addressees listed on Exhibit A

[as the purchasers (the “Purchasers”)

named in the Terms Agreement, dated

[●], between Idaho Power Company

and the Purchasers (the “Terms Agreement”)]

Re:       $500,000,000 Principal Amount of First Mortgage Bonds, Secured Medium-Term

            Notes, Series I, of Idaho Power Company

Ladies and Gentlemen:

With reference to the issuance and sale by Idaho Power Company, an Idaho corporation (the “Company”), pursuant to the Selling Agency Agreement, dated June 17, 2010 (the “Agency Agreement”), between the Company and each of you, of up to $500,000,000 in aggregate principal amount of the Company’s First Mortgage Bonds, Secured Medium-Term Notes, Series I (the “Notes”), to be issued under an Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (the “Corporate Trustee”) and R.G. Page, as Trustees (Stanley Burg, successor individual trustee) (together, the “Trustees”), as supplemented by all indentures supplemental thereto, including the Forty-sixth Supplemental Indenture, dated as of June 1, 2010, between the Company and the Trustees (the Indenture of Mortgage and Deed of Trust, as so supplemented, being hereinafter called the “Mortgage”), we advise you that we are counsel to the Company and in that capacity have reviewed or participated in the preparation of (1) the Mortgage; (2) the registration statement (File No. 333-166774) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective on May 25, 2010 (the “Registration Statement”); (3) the prospectus, dated May 25, 2010 (the “Base Prospectus”), as supplemented by a prospectus supplement relating to the Notes, dated June 17, 2010 (the “Prospectus Supplement”) [and Pricing Supplement No. [●], dated [●] (the “Pricing Supplement”)], in each case including the documents incorporated by reference therein (the Base Prospectus, as so supplemented, being hereinafter referred to as the “Prospectus”); (4) the Agency Agreement[;] [and] (5) the Bond Application, dated June 17, 2010, for authentication and delivery of the [Notes][notes] in an aggregate principal amount not to exceed $500,000,000 (the “Bond Application”)[; (6) the final term sheet, dated [●], filed by the Company with the Commission pursuant to Rule 433 under the Securities Act (the “Free Writing Prospectus”) and (7) the Term Agreement].  Terms not otherwise defined herein shall have the meanings given to them in the Agency Agreement [or the Terms Agreement].  This opinion is being furnished to you pursuant to [the Terms Agreement and] Section [4(j)][6(b)(ii)] of the Agency Agreement.

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A.        Assumptions

We have examined, have relied as to matters of fact upon and have assumed the accuracy of originals or copies certified or otherwise identified to our satisfaction of such records, agreements, documents and other instruments and such representations, statements and certificates or comparable documents of or from public officials and officers and representatives of the Company and of representations of such persons whom we have deemed appropriate, and have made such other investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.  In such examination, and in connection with our review of all such documents, including the documents referred to in clauses (1) through [(5)][(7)] of the preceding paragraph (the “Transaction Documents”), we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.  We have also assumed the regularity of all corporate procedures, that the Corporate Trustee has the power and authority to authenticate the certificate representing the Notes and that the Mortgage has been duly authorized, executed and delivered by the Trustees.

We have also relied, without investigation, on the following assumptions, in addition to those set forth elsewhere in this letter:

(1)        All individuals have sufficient legal capacity to perform their functions with respect to the Transaction Documents and the transactions contemplated by the Transaction Documents (the “Transaction”).

(2)        The Transaction Documents that are agreements and the other agreements reviewed by us are valid and binding obligations of each party thereto, other than the Company, enforceable against it in accordance with their terms, and each such party has complied with all legal requirements pertaining to its status relevant to its right to enforce such agreements against the Company.

B.        Opinions

Based upon the foregoing, and subject to the qualifications and exclusions and further assumptions stated below, we express the following opinions:

(1)        The Mortgage has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company, and is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting mortgagees’ and other creditors’ rights, and to general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity) and has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(2)        The Notes[, when issued and paid for as contemplated in the Agency Agreement and the Mortgage, will be] [are] legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefit of the security provided by the Mortgage, subject to bankruptcy, insolvency, reorganization or other laws of

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general applicability relating to or affecting mortgagees’ and other creditors’ rights and to general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity).

(3)        The Agency Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

(4)        [The Terms Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.]

(5)        Without independent verification of the factual accuracy, completeness or fairness of any statements made in the Registration Statement and the Prospectus, the Registration Statement, as of its most recent effective date, including the documents incorporated therein by reference, and the Prospectus, as of the date [hereof][of the [Prospectus][Pricing] Supplement], appeared on their face to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder (except for the financial statements and financial schedules and other financial or accounting data included therein or omitted therefrom and for management’s report on the Company’s internal control over financial reporting and the auditor’s report on the effectiveness of the Company’s internal control over financial reporting included therein and the Statement of Eligibility of the Trustees on Forms T-1 and T-2 under the Trust Indenture Act, as to which we express no opinion); the Registration Statement has been declared effective under the Securities Act; and, to our knowledge, no proceedings for a stop order with respect thereto are pending or threatened under Section 8(d) of the Securities Act.

(6)        [The issuance and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Mortgage, the Agency Agreement and the Terms Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any statute of the State of New York or the State of Idaho or any order, rule or regulation of any New York court or governmental agency or body having jurisdiction over the Company or any of its properties that we examined in rendering the opinions expressed herein and that in our experience are typically applicable to agreements similar to the Transaction Documents and transactions similar to the Transaction, it being understood that we express no opinion as to the securities or blue sky laws.]

(7)        All regulatory consents and approvals required to be obtained by the Company from any governmental body or bodies in connection with the Company’s issuance and sale of the Notes [to the Purchasers] in the manner set forth in the Agency Agreement [and the Terms Agreement] have been obtained and are in effect[, except that the order of the Idaho Public Utilities Commission grants authority to sell the Notes only through April 18, 2012]; it being understood that we express no opinion as to any consents or approvals required to be obtained, or other actions required to be taken, under the state securities or blue sky laws of any jurisdiction.

(8)        The statements set forth in the Base Prospectus under the caption “Description of First Mortgage Bonds[,]”[and] in the Prospectus Supplement under the caption “Description of the Notes[,]” [and in the Pricing Supplement under the caption “[●],”] insofar as they purport to summarize certain provisions of the documents referred to therein, fairly summarize such

D-1-3

provisions in all material respects; provided, however, that we express no opinion as to the statements made under the caption “Description of First Mortgage Bonds” in the Base Prospectus stated to be made in reliance upon the opinion of Rex Blackburn, Esq., General Counsel of the Company, in his capacity as expert.

C.        Exclusions; Qualifications; Further Assumptions

[In connection with our opinions set forth in paragraphs (2) and [(7)] above, we have assumed that at the time of the issuance, sale and delivery of each particular Note that Note will conform to the form of Note examined by us.  In connection with our opinion set forth in paragraph (2) above, we have assumed that at the time of the issuance, sale and delivery of each particular Note there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Note and that the issuance, sale and delivery of such Note, all of the terms of such Note and the performance by the Company of its obligations thereunder will comply with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and will not result in a default under or a breach of the Mortgage or any agreement or instrument then binding upon the Company.]  In connection with our opinion set forth in paragraph [(5)] above, we have assumed the correctness and completeness of the representations and statements made to us or included in the Registration Statement and the Prospectus by the Company and take no responsibility therefor.

The foregoing opinions are limited to the federal laws of the United States and the laws of the States of New York and Idaho, and we express no opinion as to the laws of any other jurisdiction.  We are not passing upon matters relating to title to property, liens, licenses, franchises, water rights or conformity to the laws of the States of Idaho, Montana, Nevada, Oregon or Wyoming, or upon questions of the recording of, or the validity or priority of the lien of, the Mortgage.

The opinions expressed herein (a) are limited to matters expressly stated herein, and no other opinions may be implied or inferred and (b) are as of the date hereof (except as otherwise noted above).  We disclaim any undertaking or obligation to update these opinions for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.

This opinion letter is being rendered to you and is solely for the benefit of the [Agents] [Purchasers] in connection with the Transaction.  This opinion letter may not be used or relied upon for any other purpose or by any other person or entity, including, without limitation, any person to whom any of the [Agents] [Purchasers] offers or sells any Notes, without our express written consent.  Notwithstanding the foregoing sentence, this letter may be relied upon by Rex Blackburn as to matters of New York law to the same extent as if it were addressed to him.

Very truly yours,

D-1-4

EXHIBIT D-2

[●], 201[●]

The Addressees listed on Exhibit A

[as the purchasers (the “Purchasers”)

named in the Terms Agreement, dated

[●], between Idaho Power Company

and the Purchasers (the “Terms Agreement”)]

Re:       $500,000,000 Principal Amount of First Mortgage Bonds, Secured Medium-Term

            Notes, Series I, of Idaho Power Company

Ladies and Gentlemen:

With reference to the issuance and sale by Idaho Power Company, an Idaho corporation (the “Company”), pursuant to the Selling Agency Agreement, dated June 17, 2010 (the “Agency Agreement”), between the Company and each of you, of up to $500,000,000 in aggregate principal amount of the Company’s First Mortgage Bonds, Secured Medium-Term Notes, Series I (the “Notes”), to be issued under an Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and R.G. Page, as Trustees (Stanley Burg, successor individual trustee) (the “Trustees”), as supplemented by all indentures supplemental thereto, including the Forty-sixth Supplemental Indenture, dated as of June 1, 2010, between the Company and the Trustees, we advise you that we are counsel to the Company and in that capacity have reviewed or participated in the preparation of (1) the registration statement (File No. 333-166774) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective on May 25, 2010 (the “Registration Statement”); (2) the prospectus, dated May 25, 2010 (the “Base Prospectus”), as supplemented by a prospectus supplement relating to the Notes, dated June 17, 2010 (the “Prospectus Supplement”) [and Pricing Supplement No. [●], dated [●] (the “Pricing Supplement”)], in each case including the documents incorporated by reference therein (the Base Prospectus, as so supplemented, being hereinafter referred to as the “Prospectus”)[;] [and] (3) the Agency Agreement[; (4) the final term sheet, dated [●], filed by the Company with the Commission pursuant to Rule 433 under the Securities Act (the “Free Writing Prospectus”) and (5) the Terms Agreement].  Terms not otherwise defined herein shall have the meanings given to them in the Agency Agreement.  This letter is being furnished to you pursuant to [the Terms Agreement and] Section [4(j)] [6(b)(ii)] of the Agency Agreement.

We have participated in conferences with certain officers and representatives of the Company, with other counsel for the Company and with representatives of Deloitte & Touche LLP, the independent registered public accounting firm who examined certain of the financial statements included or incorporated by reference in the Registration Statement and the Prospectus.  Although we assume no responsibility for the factual accuracy, completeness or fairness of any statements made in the Registration Statement, the Prospectus[, the Pricing Disclosure Package] or the documents incorporated by reference therein (except to the limited extent referred to in paragraph 8 of our opinion to you dated the date hereof), nothing has come

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to our attention that has caused us to believe that (i) the Registration Statement, as of its most recent effective date, including the documents incorporated therein by reference, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii)  [as of [●] Eastern [Daylight] Time on [●] (which you have informed us is at or prior to the time of the first sale of the Notes), the Base Prospectus, the Prospectus Supplement and the Free Writing Prospectus, taken as a whole, including the documents incorporated by reference therein as of such date (the “Pricing Disclosure Package”)] [and] [the Prospectus, as amended and supplemented as of the date and time of delivery of this letter, including the documents incorporated by reference therein as of the date hereof], contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  We express no view as to the financial statements or financial schedules or other financial or accounting data included in the Registration Statement[,] [or the Prospectus] [or the Pricing Disclosure Package], as to management’s report on the Company’s internal control over financial reporting or the auditor’s report on the effectiveness of the Company’s internal control over financial reporting included therein, as to the statements made under the caption “Description of First Mortgage Bonds” in the Base Prospectus stated to be made in reliance upon the opinion of Rex Blackburn, Esq., General Counsel of the Company, in his capacity as expert, or as to the Statement of Eligibility of the Trustees on Forms T-1 and T-2 under the Trust Indenture Act of 1939, as amended.

This letter is being rendered to you and is solely for the benefit of the [Agents] [Purchasers] in connection with the transactions contemplated by the [Agency] [Terms] Agreement and may not be used or relied upon for any other purpose or by any other person or entity, including, without limitation, any person to whom any of the [Agents] [Purchasers] offers or sells any Notes, without our express written consent.

Very truly yours,

D-2-2